Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

DermTech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(5)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	950,000 shares (2)	$13.0200	$12,369,000	$0.0000927	$1,146.61
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	1,042,052 shares (3)	$13.0200	$13,567,518	$0.0000927	$1,257.71
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	297,729 shares (4)	$13.0200	$3,876,432	$0.0000927	$359.35
Total Offering Amounts					$29,812,950		$2,763.67
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$2,763.67

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of DermTech, Inc. (the “Registrant”), which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the Registrant’s 2020 Equity Incentive Plan (the “Awards Plan”), The Registrants’ 2020 Employee Stock Purchase Plan (the “Purchase Plan”) or the Registrant’s 2022 Inducement Equity Incentive Plan (the “Inducement Plan”).

(2)	Represents shares of Common Stock reserved for issuance under the Inducement Plan.

(3)	Represents additional shares of Common Stock available for issuance under the Awards Plan by operation of Award Plan’s “evergreen” provision.

(4)	Represents additional shares of Common Stock available for issuance under the Purchase Plan by operation of Purchase Plan’s “evergreen” provision.

(5)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Capital Market as of a date (March 7, 2022) within five business days prior to filing this Registration Statement.